                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 30, 1999





                         NOVAMETRIX MEDICAL SYSTEMS INC.
             (Exact name of registrant as specified in its charter)





                        Delaware                          20-8969               06-0977422
             (State or other jurisdiction            (Commission File        (I.R.S. Employer
           of incorporation or organization)             Number)            Identification No.)







                5 Technology Drive Wallingford, Connecticut 06492
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (203) 265-7701


                                 Not Applicable
          (Former name or former address, if changed since last report)

The undersigned registrant hereby amends Item 7, sections (a) and (b), of its Current Report on Form 8-K reporting the acquisition of all of the capital stock of Children's Medical Ventures, Inc. ("ChMV") on July 1, 1999, to include financial statements and pro forma financial data information as set forth herein.

ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

The following financial statements of Children's Medical Ventures, Inc. are filed with amendment to Novametrix Medical Systems Inc. (the "Company") Form 8-K which was previously filed on July 15, 1999.

                                                                                        Page
                                                                                        ----
Independent Auditors' Report                                                               3
Balance Sheet - December 31, 1998                                                          4
Statement of Income - Year Ended December 31, 1998                                         6
Statement of Stockholders' Equity - Year Ended December 31, 1998                           7
Statement of Cash Flows - Year Ended December 31, 1998                                     8
Notes to Financial Statements - Year Ended December 31, 1998                              10
Unaudited Condensed Balance Sheet - June 30, 1999                                         16
Unaudited Condensed Statements of Income - Six Months Ended June 30, 1999 and 1998        18
Unaudited Condensed Statements of Cash Flows - Six Months Ended June 30, 1999 and 1998    19
Notes to Unaudited Condensed Financial Statements - June 30, 1999                         20

INDEPENDENT AUDITORS' REPORT



Board of Directors
Children's Medical Ventures, Inc.
Weymouth, Massachusetts


We have audited the accompanying balance sheet of Children's Medical Ventures, Inc. at December 31, 1998 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Children's Medical Ventures, Inc. as of December 31, 1998 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


Clarke, Snow & Riley, LLP


February 19, 1999

                        CHILDREN'S MEDICAL VENTURES, INC.
                                  Balance Sheet
                                December 31, 1998

                                     ASSETS
                                 (Notes 3 and 5)

                                                               1998
                                                               ----
CURRENT ASSETS:
   Cash                                                     $   63,157
   Accounts receivable, net of allowance
      for doubtful accounts of $18,000 (Notes 7 and 8)       1,016,514
   Inventories (Note 2)                                        924,436
   Prepaid expenses                                             78,320
   Due from employees (Note 8)                                  11,056
   Other current assets                                          5,540
                                                            ----------

            Total current assets                             2,099,023


PROPERTY AND EQUIPMENT, AT COST
   Manufacturing and tooling equipment                         270,967
   Furniture and fixtures                                      102,594
   Office equipment                                            112,490
   Sales equipment                                              55,327
   Computer software                                            21,675
   Leasehold improvements                                       27,180
                                                            ----------
                                                               590,233

   Less accumulated depreciation                               339,008
                                                            ----------

            Property and equipment, net                        251,225

OTHER ASSETS:
   Deposits                                                     47,531
   Patent and license fees net of
     accumulated amortization of $13,086                        19,686
                                                            ----------

            Total other assets                                  67,217


                                                            $2,417,465
                                                            ==========

See Notes to Financial Statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                          1998
                                                          ----
CURRENT LIABILITIES:
   Current portion of long-term debt (Note 5)         $    11,250
   Accounts payable (Notes 7 and 8)                       306,787
   Accrued expenses                                       206,927
   Deferred revenue                                        24,773
   Due to parent                                          219,145
                                                      -----------

            Total current liabilities                     768,882
                                                      -----------
LONG-TERM DEBT,
   NET OF CURRENT PORTION (Note 5)                         25,313

COMMITMENTS AND CONTINGENCY (Notes 4, 10 and 11)

STOCKHOLDERS' EQUITY:
   Common stock, $0.01 par value
      Authorized 3,000,000 shares; issued
      and outstanding 2,656,664 shares (Note 11)           26,566
   Additional paid in capital (Note 11)                 1,361,117
   Retained earnings                                      329,029
                                                      -----------

                                                        1,716,712

   Less: Stock subscription receivable (Note 11)          (93,442)
                                                      -----------
            Total stockholders' equity                  1,623,270
                                                      -----------
                                                      $ 2,417,465
                                                      ===========


See Notes to Financial Statements.

                        CHILDREN'S MEDICAL VENTURES, INC.
                               Statement of Income
                          Year Ended December 31, 1998


                                                  1998
                                                  ----
NET REVENUES (Notes 7 and 8)                  $ 6,297,229

COST OF SALES (Notes 7, 8 and 10)               3,060,897
                                              -----------
GROSS PROFIT                                    3,236,332

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES (Notes 4, 6 and 11)                  2,834,329
                                              -----------
OPERATING INCOME                                  402,003

OTHER INCOME (EXPENSE)
   Royalty Income                                  15,508
   Interest Income                                  4,789
   Interest Expense                                (3,821)
                                              -----------
         Total Other Income (Expense)              16,476

INCOME BEFORE PROVISION FOR INCOME TAXES          418,479
PROVISION FOR INCOME TAXES (Note 9)               175,190
                                              -----------
NET INCOME                                    $   243,289
                                              ===========


See Notes to Financial Statements.

                        CHILDREN'S MEDICAL VENTURES, INC.
                        Statement of Stockholders' Equity
                          Year Ended December 31, 1998


                                                    Common                         Retained
                                                     Stock         Additional      Earnings          Stock
                                     No. of        ($.01 Par         Paid In     (Accumulated     Subscription
                                     Shares          Value)        Capital          Deficit)       Receivable         Total
                                     ------          ------        -------          --------       ----------         -----
Balance, December 31, 1997          2,351,030     $    23,510       1,251,089     $    85,740             ---      $ 1,360,339

Issuance of Stock                     305,634           3,056         110,028             ---             ---          113,084

Stock subscription receivable             ---             ---             ---             ---         (93,442)         (93,442)

Net income                                ---             ---             ---         243,289             ---          243,289
                                  -----------     -----------     -----------     -----------     -----------      -----------

Balance, December 31, 1998          2,656,664     $    26,566     $ 1,361,117     $   329,029     $   (93,442)     $ 1,623,270
                                  ===========     ===========     ===========     ===========     ===========      ===========


See Notes to Financial Statements.

                        CHILDREN'S MEDICAL VENTURES, INC.
                             Statement of Cash Flows
                          Year Ended December 31, 1998




                                                          1998
                                                          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                           $ 243,289
   Adjustments to reconcile net income to
     net cash provided by operating activities
      Depreciation and amortization                        92,775
        Salary expense related to exercised options        19,642
   Net change in certain current assets
     and certain current liabilities                     (301,134)
                                                        ---------
         Net cash provided by operating activities         54,572

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment                    (120,038)
Deposits                                                  (44,248)
Loans receivable                                            5,907
                                                        ---------
         Net cash used by investing  activities          (158,379)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt                               45,000
Payments on long-term debt                                 (8,437)
                                                        ---------

        Net cash provided by financing activities          36,563
                                                        ---------
NET DECREASE IN CASH                                      (67,244)

CASH, BEGINNING OF YEAR                                   130,401
                                                        ---------
CASH, END OF YEAR                                       $  63,157
                                                        =========


See Notes to Financial Statements.

                                                            1998
                                                            ----
Details of net change in certain current
assets and certain current liabilities:
     Accounts receivable                                 $(198,341)
     Inventories                                          (435,429)
     Prepaid expenses                                       35,181
     Other current assets                                   32,901
     Accounts payable                                       82,561
     Accrued expenses                                       90,668
     Deferred revenue                                      (35,945)
     Income taxes payable                                  131,830
     Other current liabilities                              (4,560)
                                                         ----------
            Net change in certain current assets and
             certain current liabilities                 $(301,134)
                                                         =========

Additional disclosures of cash flow information:
Cash paid during the year for:
     Interest                                            $   3,821
     Income taxes                                           43,360


See Notes to Financial Statements.

                        CHILDREN'S MEDICAL VENTURES, INC.
                          Notes to Financial Statements
                          Year Ended December 31, 1998



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - The Company was organized under the laws of Delaware on September 19, 1989. Its principal business activities are the development and marketing to hospitals of products designed to improve the health and well being of premature infants and children. The Company also provides programs and consulting services relating to infant development to hospitals and parents throughout the United States.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORY - Inventory is stated at the lower of cost or market as determined on the first-in, first-out method.

REVENUE RECOGNITION - Total revenue consists of product sales and program and consulting income. Product sales are recognized when goods are shipped. Program and consulting income is recognized when services have been performed. Deferred revenue represents amounts received from customers on program contracts in advance of service performed.

PREPAID EXPENSES - Prepaid expenses include costs associated with programs which will be presented in 1999.

PATENTS AND LICENSES - The costs associated with patents and licenses are amortized on a straight line basis over ten to fifteen years.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Maintenance, routine repairs and minor replacements are charged against current operations as incurred, while those items which materially improve or extend the lives of existing assets are capitalized. Depreciation and amortization have been computed utilizing accelerated and straight-line methods calculated to amortize the cost of the assets over their estimated useful lives.

        ASSETS                                                                YEARS
        Manufacturing and tooling equipment                                     5
        Furniture and fixtures                                               7 - 15
        Office equipment                                                      5 - 7
        Sales equipment                                                         7
        Computer software                                                       3
        Leasehold improvements                                                 39

                        CHILDREN'S MEDICAL VENTURES, INC.
                          Notes to Financial Statements
                          Year Ended December 31, 1998



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING - The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $55,287 for December 31, 1998.

INCOME TAXES - The Company files consolidated income tax returns with its parent. The income taxes for these financial statements are computed using the separate entity method. Accordingly, income tax obligations arising from taxable profit of the Company are accrued and presented as due to parent.

CONCENTRATION OF CREDIT RISK - The Company maintains cash balances with one bank. Demand deposits are only insured in full up to $100,000 through the Federal Deposit Insurance Corporation. Cash concentrations at one financial institution in excess of the insured amount expose the Company to a potential loss.

 .
NOTE 2 - INVENTORIES

Inventories at December 31, 1998 consist of the following:

                                                                  1998
                                                                  ----
Raw materials                                                 $   289,340
Work in process                                                    40,902
Finished goods                                                    594,194
                                                              -----------
                                                              $   924,436
                                                              ===========

NOTE 3 - NOTE PAYABLE, BANK

The Company has a $100,000 line of credit with a bank for equipment purchases and leasehold improvements at an interest rate of 1.25% over the bank's prime rate. At the end of the drawing period amounts are converted to long-term debt. The amount available to be drawn on the line of credit is reduced by the outstanding long-term debt. As of December 31, 1998, $63,437 was available (Note
5).

The Company has a line of credit with a bank which permits the Company to borrow up to $250,000 at an interest rate of 1% over the bank's prime rate. There were no amounts outstanding at December 31, 1998.

                        CHILDREN'S MEDICAL VENTURES, INC.
                          Notes to Financial Statements
                          Year Ended December 31, 1998



NOTE 3 - NOTE PAYABLE, BANK (CONTINUED)

Substantially all assets of the Company secure the lines of credit. These lines of credit agreements are subject to annual renewal and expire April 30, 2000.

NOTE 4 - LEASE COMMITMENTS

The Company leases office facilities from a nonrelated entity under an operating lease agreement expiring on August 31, 2000. The Company amended this lease during 1997 to include additional space. The annual base rent for leased facilities at year end is $64,183. The lease includes normal real estate tax escalation clauses and requires payments of the lessee's share of real estate taxes and other operating expenses. Rent expense was $76,435 in 1998.

The Company leases office equipment under operating leases which expire through December 2001. Equipment lease expense was $25,517 in 1998.

The following is a schedule of future minimum lease commitments for all leases at December 31, 1998.

     YEAR     AMOUNT
     1999     $ 79,247
     2000       52,770
     2001          926
              --------
              $132,943
              ========


NOTE 5 - LONG-TERM DEBT

                                                 1998
                                                 ----
Note payable through March 31, 2002 payable
  in monthly principal installments of
  $938 plus interest at prime plus 1.25%.
  This note payable is secured by
  substantially all Company assets.
                                                $36,563

      Less current portion                       11,250
                                                -------

                                                $25,313
                                                =======

                        CHILDREN'S MEDICAL VENTURES, INC.
                          Notes to Financial Statements
                          Year Ended December 31, 1998


NOTE 5 - LONG-TERM DEBT (CONTINUED)

At December 31, 1998, long-term debt matures as follows:


         YEARS                                                                    AMOUNT
         1999                                                                   $      11,250
         2000                                                                          11,250
         2001                                                                          11,250
         2002                                                                           2,813
                                                                                -------------

                                                                                $      36,563
                                                                                =============

NOTE 6 - 401(k) PLAN

The Company established a 401(k) plan for all employees who are 18 years of age and older and have been employed by the Company for at least three months. Employees may contribute a portion of their salaries to the plan and the Company currently matches 50% of the first 4% of the employee's salary deferral. The Company contributed $14,000 as a matching contribution to this plan during 1998.


NOTE 7 - TRANSACTIONS WITH SIGNIFICANT CUSTOMERS AND VENDORS

During 1998, the Company had sales of $1,003,613 to a single customer. At December 31, 1998, accounts receivable from this customer was $248,583.

During 1998, the Company purchased approximately 36% of its inventory from two vendors. At December 31, 1998, the total amount due to these vendors included in accounts payable was $63,586.


NOTE 8 - RELATED PARTY TRANSACTIONS

Child Health Investment Corporation (the majority owner) is owned by a group of thirty-seven children's hospitals. The Company's sales to these hospitals totaled approximately $857,341 in 1998. At December 31, 1998, there was approximately $115,154 of accounts receivable due from these related parties.

                        CHILDREN'S MEDICAL VENTURES, INC.
                          Notes to Financial Statements
                          Year Ended December 31, 1998



NOTE 8 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has a royalty agreement with one of the related hospitals. The agreement states that the Company will pay 6% of net sales of a certain product to the hospital on a quarterly basis. Total royalty expense to this hospital was $45,095 for the year ended December 31, 1998. At December 31, 1998, fourth quarter royalties of $13,488 were included in accounts payable.

At December 31, 1998, amounts due from employees are $11,056. Interest is calculated at various rates from 5.58% to 8.5%. The balance is anticipated to be collected within the next operating cycle, and therefore has been classified as a current asset on the accompanying balance sheet.

NOTE 9 - INCOME TAXES .

The components of income tax expense related to continuing operations are as follows:

                  1998
                  ----
Current
   Federal     $129,720
   State         45,470
               --------

               $175,190
               ========

NOTE 10 - ROYALTIES

The Company pays royalties associated with the sale of certain items. Royalties of 2% to 10% of net sales of certain products are required to be paid quarterly. Royalties for 1998 sales were approximately $41,450, excluding related party amounts.

NOTE 11 - EMPLOYEE STOCK OPTION PLAN

The Company has a stock option plan which provides for the granting of options to officers and key employees of the Company. The option price, number of shares, grant dates and vesting schedules are determined at the discretion of the Company's board of directors. There is no expiration date for the options which were granted.

                        CHILDREN'S MEDICAL VENTURES, INC.
                          Notes to Financial Statements
                          Year Ended December 31, 1998


NOTE 11 - EMPLOYEE STOCK OPTION PLAN (CONTINUED)

The Company has elected to account for the stock option plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees", and related interpretations. For the year ended December 31, 1998, compensation expense was recorded in the amount of $19,642 for the non-qualified stock options of the plan that were exercised.

A summary of option transactions during the year ended December 31, 1998 is shown below:


                                                WEIGHTED/
                                   NUMBER        AVERAGE
                                  OF SHARES  EXERCISE PRICE
Outstanding January 1, 1998        305,634     $   0.31
                                   -------     --------
Exercised                          305,634         0.31
Canceled                                --           --
                                   -------     --------
Outstanding December 31, 1998           --           --
                                   =======     ========
Exercisable, December 31, 1998          --     $     --
                                   =======     ========
Available for issuance,
  December 31, 1998                 47,021
                                   =======


NOTE 12 - SUBSEQUENT EVENTS

Subsequent to year end, the Parent Company has received a non-binding offer to purchase 100% of Children's Medical Ventures, Inc. by outside parties. The purchase has not been consummated as of February 19, 1999.

Unaudited financial statements for the interim periods ended June 30, 1999, and June 30, 1998 where applicable:


                        CHILDREN'S MEDICAL VENTURES, INC.
                        Unaudited Condensed Balance Sheet


                                             JUNE 30, 1999
                                             -------------
CURRENT ASSETS:
    Cash                                      $   36,139
    Accounts receivable, net of allowance
     for doubtful accounts of $50,000          1,059,982
    Inventories                                1,181,352
    Prepaid expenses                              76,408
    Other current assets                          15,043
                                               ---------
                                               2,368,924

PROPERTY AND EQUIPMENT, less                     188,540
    accumulated depreciation of $338,241
    at June 30, 1999

LICENSES, AND PATENTS, less                       18,422
    accumulated amortization of $14,350
    at June 30, 1999
                                              ----------
                                              $2,575,886
                                              ==========


See notes to unaudited financial statements.

                        CHILDREN'S MEDICAL VENTURES, INC.
                        Unaudited Condensed Balance Sheet



                                                JUNE 30, 1999
                                                -------------
CURRENT LIABILITIES

   Accounts payable                              $   416,295
   Accrued expenses                                  540,381
                                                 -----------
                                                     956,676

STOCKHOLDERS' EQUITY
   Common Stock, $0.01 par value                      26,567
     Authorized 3,000,000 shares; issued and
     outstanding 2,656,664
   Additional paid-in capital                      1,361,117
   Retained earnings                                 324,968
                                                 -----------
                                                   1,712,652

    Less: Stock subscription receivable              (93,442)
                                                 -----------
                                                   1,619,210
                                                 -----------
                                                 $ 2,575,886
                                                 ===========


See notes to unaudited financial statements.

                        CHILDREN'S MEDICAL VENTURES, INC.
                    Unaudited Condensed Statements of Income



                                             SIX MONTHS ENDED     SIX MONTHS ENDED
                                               JUNE 30, 1999       JUNE 30, 1998
                                               -------------       -------------
Net Sales                                        $ 3,724,679      $ 2,943,624

Cost of Sales                                      1,890,734        1,472,437
                                                 -----------      -----------

Gross Profit                                       1,833,945        1,471,187


Selling, General And Administrative Expenses       1,799,450        1,359,151
Interest Expense                                       1,623            1,766
Other (Income) Expense                                (3,978)          (8,528)
                                                 -----------      -----------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                                        36,850          118,798

Provision for Income Taxes                            15,825           49,895
                                                 -----------      -----------
NET INCOME                                       $    21,025      $    68,903
                                                 ===========      ===========


See notes to unaudited financial statements.

                        CHILDREN'S MEDICAL VENTURES, INC.
                   Unaudited Condensed Statements of Cash Flow



                                          Six Months Ended    Six Months Ended
                                            June 30, 1999      June 30, 1998
                                            -------------      -------------
NET CASH PROVIDED BY OPERATING                  23,063           132,480
    ACTIVITIES

INVESTING ACTIVITIES
    Purchases of equipment                     (13,518)          (58,911)
                                             ---------         ---------
NET CASH USED BY INVESTING ACTIVITIES          (13,518)          (58,911)

FINANCING ACTIVITIES
    Proceeds from notes payable                                   45,000
    Principal payments on borrowings           (36,563)           (2,812)
                                             ---------         ---------
NET CASH (USED) PROVIDED BY
   FINANCING ACTIVITIES                        (36,563)           42,188

                                             ---------         ---------
(DECREASE) INCREASE IN CASH                    (27,018)          115,757

Cash at beginning of period                     63,157           130,401
                                             ---------         ---------
Cash at end of period                        $  36,139         $ 246,158
                                             =========         =========


See notes to unaudited financial statements.

                        CHILDREN'S MEDICAL VENTURES, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 1999


NOTE 1 - BASIS OF PRESENTATION: The accompanying unaudited financial statements of Children's Medical Ventures, Inc. for the six months ended June 30, 1999 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the full year ended December 31, 1999. It is recommended that the unaudited interim financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1998.


NOTE 2 - SUBSEQUENT EVENT: The Company was acquired by Novametrix Medical Systems Inc. on July 1, 1999.

b)  Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma financial information required pursuant to
Article 11 of Regulation S-X is filed with this amendment to the Company's Form 8-K which was previously filed on July 15, 1999.

                                                                                Page
                                                                                ----
Basis of Presentation                                                            21
Unaudited Pro Forma Condensed Consolidated Balance Sheets - May 2, 1999          22
Unaudited Pro Forma Condensed Consolidated Statements of Income -
    Year Ended May 2, 1999                                                       24
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information -
    May 2, 1999                                                                  25


Basis of Presentation

The following unaudited pro forma condensed consolidated financial information of the Company gives effect to (i) the acquisition of all of the capital stock of Children's Medical Ventures, Inc. ("ChMV") for $8,700,000 in cash and a five-year warrant to purchase 25,000 shares of the Company's Common Stock which occurred on July 1, 1999 (the "Acquisition") and (ii) the related financing, as if such transactions had occurred on May 4, 1998 for the fiscal year ended May 2, 1999.

The unaudited pro forma condensed consolidated financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated financial information does not purport to represent the Company's results of operations or financial position that would have resulted had the transactions to which pro forma effect is given been consummated as of the dates or for the periods indicated. The Acquisition has been accounted for using the purchase method of accounting. The total purchase price of ChMV was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase price over the fair value of its net assets was recorded as goodwill. The unaudited pro forma condensed consolidated financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company as filed with the Securities and Exchange Commission and the financial statements and notes of ChMV contained herein.

                         NOVAMETRIX MEDICAL SYSTEMS INC.

            UNAUDITED PRO FORM CONDENSED CONSOLIDATED BALANCE SHEETS

                                AS OF MAY 2, 1999

                                    ($000's)


    The following unaudited pro forma condensed consolidated balance sheet has been prepared as if the Acquisition had occurred on May 4, 1998. This balance sheet combines the consolidated balance sheet of the Company as of May 2, 1999 giving effect to the adjustments for the Acquisition and related financing.


                                                 Novametrix          ChMV        Pro Forma        Pro Forma
                                                 Historical       Historical     Adjustments       Combined
                                                 ----------       ----------     -----------       --------
ASSETS
Current Assets:
   Cash and cash equivalents                      $    269         $     44      $    436(a)       $    749
   Accounts receivable, net of allowance
      for doubtful accounts                         11,613            1,083                          12,696
   Current portion of notes receivable                 380                                              380
   Inventories                                       9,352            1,150                          10,502
   Prepaid expenses and other current assets           916              121           (13)(b)         1,024
   Deferred income taxes, net                        1,769                                            1,769
                                                  --------         --------      --------          --------
Total current assets                                24,299            2,398           423            27,120

Notes receivable, less current portion               1,501                                            1,501

Equipment, less accumulated depreciation             3,682              234           (64)(c)         3,852

License, technology, patent and other costs          4,545               19            45(d)          4,609

Goodwill                                                                            7,648(e)          7,648

Deferred income taxes, net                           1,949                                            1,949
                                                  --------         --------      --------          --------
                                                  $ 35,976         $  2,651      $  8,052          $ 46,679
                                                  ========         ========      ========          ========


See notes to unaudited pro forma condensed consolidated financial statements.

                         NOVAMETRIX MEDICAL SYSTEMS INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                AS OF MAY 2, 1999

                                    ($000's)

                                   (CONTINUED)


                                                        Novametrix        ChMV             Pro Forma           Pro Forma
                                                        Historical        Historical       Adjustments         Combined
                                                        ----------        ----------       -----------         --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current portion of debt and
     capital lease obligation                            $  3,837        $     33           $  1,920(f)        $  5,790
  Accounts payable                                          2,385             313                                 2,698
  Accrued expenses                                          2,844             606                100(g)           3,550
                                                         --------        --------           --------           --------
  Total current liabilities                                 9,066             952              2,020             12,038
  Long-term debt and capital lease obligation,
   less current portion                                     2,254                              7,680 (f)          9,934
Shareholders' equity:
  Common Stock, $.01 par value                                 92              27                (27)(h)             92
  Additional paid-in capital                               34,966           1,361             (1,310)(h)         35,017
  Retained earnings                                        (3,260)            404               (404)(h)         (3,260)
  Stock subscription receivable                                               (93)                93 (b)             --
  Treasury Stock                                           (7,142)                                               (7,142)
                                                         --------        --------           --------           --------
                                                           24,656           1,699             (1,648)            24,707
                                                         --------        --------           --------           --------
                                                         $ 35,976        $  2,651           $  8,052           $ 46,679
                                                         ========        ========           ========           ========


See notes to unaudited pro forma condensed consolidated financial statements.

                         NOVAMETRIX MEDICAL SYSTEMS INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                         FOR THE YEAR ENDED MAY 2, 1999

                                    ($000's)


                                             Novametrix               ChMV              Pro Forma          Pro Forma
                                             Historical            Historical          Adjustments          Combined
                                             ----------            ----------          -----------          --------
REVENUES
  Sales                                      $   32,865           $    6,815                               $   39,680
  Interest                                          113                                                           113
                                             ----------           ----------                               ----------
                                                 32,978                6,815                                   39,793

COSTS AND EXPENSES
   Cost of products sold                         13,569                3,225                                   16,794
   Research and product development               3,958                                                         3,958
   Selling, general and administrative           12,321                3,102                                   15,423
   Interest                                         212                  (11)                648(i)               849
   Goodwill amortization                                                                     306(j)               306
   Other expense, net                                48                    1                  14(k)                63
                                             ----------           ----------           ---------           ----------
                                                 30,108                6,317                 968               37,393

INCOME BEFORE INCOME TAXES                        2,870                  498                (968)               2,400

Income tax provision                                803                  209                (244)(l)              768
                                             ----------           ----------           ---------           ----------

NET INCOME                                   $    2,067           $      289           $    (724)          $    1,632
                                             ==========           ==========           =========           ==========

Earnings per common share:
    Basic                                    $      .25                                                    $      .20
    Diluted                                  $      .24                                                    $      .19

Weighted average common shares
    Basic                                     8,299,707                                                     8,299,707
    Diluted                                   8,596,162                                                     8,596,162


See notes to unaudited pro forma condensed consolidated financial statements.

                         NOVAMETRIX MEDICAL SYSTEMS INC.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   MAY 2, 1999
                                    ($000's)

(a)   Represents net cash from various purchase related transactions as follows:

Cash received from notes payable                   $ 9,600
Proceeds from repayment of loans
   to management                                       106
Less: cash portion of amount paid to sellers        (8,700)
   purchase transaction costs                         (570)
                                                   -------
                                                   $   436
                                                   =======

(b) To record the repayment of certain loans to management.
(c) To write-down computer equipment and certain leasehold improvements to fair value.
(d) To record loan financing costs.
(e) To record excess of purchase price paid over the book value of the net assets acquired.

 Purchase price paid
    Cash                                          $ 8,700
    Warrant (25,000 shares of the Company's
       Common Stock at fair value using the
          Black-Scholes pricing model)                 51
                                                  -------
                                                    8,751

Transaction costs                                     525

Book value of net assets acquired                   1,699
  Adjustments of book value of certain
  assets to estimated fair value:
     Equipment                                        (64)
     Accrued expenses                                (100)
  Proceeds from stock subscription
     receivable                                        93
                                                  -------
Adjusted net assets acquired                        1,628
                                                  -------
Excess of purchase price paid over net
     assets acquired                              $ 7,648
                                                  =======

                         NOVAMETRIX MEDICAL SYSTEMS INC.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   MAY 2, 1999
                                    ($000's)

                                   (Continued)


(f) To record notes payable of $9,600, the current portion of which is $1,920.
(g) To record various acquisition related liabilities including severance provisions and lease close out costs.
(h) To eliminate the historical shareholders' equity of ChMV less partial offset of $51 related to issuance of warrant.
(i) To record additional interest expense pertaining to the financing of the acquisition.
(j) To record amortization of goodwill over 25 years.
(k) To record amortization of loan financing costs over 5 years.
(l) To recognize reduction of income taxes associated with the adjustments above and adjust the combined provision for income taxes to the Company's estimated effective tax rate.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               NOVAMETRIX MEDICAL SYSTEMS INC.
                               -------------------------------
                               (Registrant)


Date: September 13, 1999       By: /s/ William J. Lacourciere
                                   ---------------------------------------
                                       William J. Lacourciere
                                       Chairman of the Board, President and
                                       Chief Executive Officer